UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________________________________________

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TPG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

March 16, 2026

Dear Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TPG Mortgage Investment Trust, Inc., which will be held virtually on Monday, April 27, 2026 at 9:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote, and submit your questions via live webcast by visiting
https://edge.media-server.com/mmc/p/3fiotaf5. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”).

Pursuant to rules adopted by the United States Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about March 16, 2026 to our stockholders of record on March 6, 2026. The Notice and Proxy Statement contain instructions for your participation in this process, including how to access our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2025 over the Internet, how to authorize your proxy to vote online, and how to request a paper copy of the Proxy Statement and Annual Report to Stockholders if you so desire.

If you are unable to attend the virtual Annual Meeting, it is nevertheless very important your shares be represented and voted. You may authorize your proxy to vote your shares over the Internet as described in the Notice and Proxy Statement. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote electronically via live webcast at the Annual Meeting.

On behalf of the Board of Directors, I extend our appreciation for your participation and continued support.

Sincerely,

Debra Hess
Non-Executive Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2026

NOTICE IS HEREBY GIVEN to holders of shares of common stock of TPG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), that the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Monday, April 27, 2026, at 9:00 a.m., Eastern Time. You can vote and submit questions during the Annual Meeting by visiting https://edge.media-server.com/mmc/p/3fiotaf5. The Annual Meeting will be held for the following purposes:

1.to consider and vote upon the election of six directors, with each director serving until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.to consider and vote upon the approval, on an advisory basis, of our executive compensation, as described in the Proxy Statement; and

4.to consider and vote upon the transaction of such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

We know of no other matter to come before the Annual Meeting. Only holders of record of our common stock at the close of business on March 6, 2026 (the “Record Date”), are entitled to notice of, and to attend and to vote at, the Annual Meeting and any postponement or adjournment thereof.

If you plan on virtually attending the Annual Meeting, you will need to enter the 11-Digit Control Number on your notice regarding the Internet availability of proxy materials (“Notice”). Whether or not you plan to access the Annual Meeting, please authorize your proxy to vote your shares over the Internet, as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who authorize a proxy to vote their shares over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless access the Annual Meeting, revoke their proxies and cast their vote electronically at the virtual meeting.

By Order of the Board of Directors,

Jenny B. Neslin
General Counsel and Secretary

March 16, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Monday, April 27, 2026. This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2025 are available on the “Annual Reports & Proxy Statements” page of the “Financials” section of our website at www.mitt.tpg.com.

TPG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2026

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TPG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Monday, April 27, 2026 at 9:00 a.m., Eastern Time. Any reference herein to attending the Annual Meeting, including any reference to “in-person” attendance, means attending by remote communication via live webcast on the Internet.

Like an in-person meeting, you can vote and submit questions during the Annual Meeting by visiting
https://edge.media-server.com/mmc/p/3fiotaf5. You must have your 11-Digit Control Number in order to access the Annual Meeting. The Proxy Statement, proxy card, and our 2025 Annual Report to Stockholders (the “Annual Report”) will be distributed or made available on or about March 16, 2026 to stockholders of record as of the close of business on March 6, 2026 (the “Record Date”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the meeting.
Q:	Where and when will the annual meeting be held?

A:
The meeting will be held on Monday, April 27, 2026 at 9:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting https://edge.media-server.com/mmc/p/3fiotaf5. To satisfy the requirements for admission to the Annual Meeting, please use the passcode “tpg2026”.

Q:	Why is the Company holding a virtual meeting?

A:
We value and encourage broad investor participation and believe that a virtual meeting does so by providing an opportunity for more stockholders to attend and participate in the meeting, while reducing the cost of planning and holding an in person meeting. Please see “How Do I Attend the Annual Meeting?” and “May Stockholders Ask Questions at the Annual Meeting?” below for additional information regarding how to attend and participate in the Annual Meeting.

Q:	What is the quorum for the meeting?

A:
A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, whether in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 31,735,457 shares of common stock were issued and outstanding, and each share of common stock is entitled to one vote. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned in order to solicit additional proxies to obtain the necessary quorum. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken and the new date of the Annual Meeting is not more than 120 days from March 6, 2026, the Record Date. Shares that are voted “For,” “Against,” “Abstain,” or, with respect to the election of directors, “Withhold,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the close of business on the Record Date and have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Q:	What am I voting on?

A:	(1)	The election of six directors each serving until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified;

	(2)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

	(3)	Approval, on an advisory basis, of our executive compensation, as described in this Proxy Statement.

Q:	How does the Board recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and

	(3)	“FOR” the approval, on an advisory basis, of our resolution on executive compensation, as described in the Proxy Statement.

Q:	Who is entitled to vote?

A:	Only stockholders of record of our common stock as of the close of business on the Record Date or their duly authorized proxies are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in your notice regarding the Internet availability of proxy materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I vote my shares at the Annual Meeting?

A:
First, you must satisfy the requirements for admission to the Annual Meeting by visiting https://edge.media-server.com/mmc/p/3fiotaf5 and entering the passcode “tpg2026”. Then, if you are a stockholder of record at the close of business on March 6, 2026, you may cast your vote electronically at the Annual Meeting.

You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed legal proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Obtaining a legal proxy may take several days.

Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, after obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@Equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC
Attn: EQ - Automated Scanning Team / Proxy Dept.
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Tuesday, April 21, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials. Once you receive a confirmation email, including your 11-Digit Control Number, you will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting https://edge.media-server.com/mmc/p/3fiotaf5 during the meeting. The password for the meeting is “tpg2026”. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you hold as of the close of business on the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A:
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to all nominees, or you may vote “For All Except” one or more nominees. A properly executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting, provided that a quorum is present. This means the six nominees who receive the greatest number of “For” votes cast will be elected. Neither broker non-votes nor votes marked “Withhold” will have an effect with respect to the election of any nominee.

You may vote “For,” “Against” or “Abstain” on Proposals 2 and 3. To be approved, each of Proposals 2 and 3 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal, provided that a quorum is present.

Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals 2 and 3 and will have no effect on the result of the vote.

	Proposal	Vote Required	Discretionary Voting Allowed?
(1)	Election of directors	Plurality*	No
(2)	Ratification of the appointment of Deloitte & Touche LLP	Majority**	Yes
(3)	Approval, on an advisory basis, of our executive compensation	Majority**	No

* “Plurality” means with regard to the election of directors, that the six nominees for director receiving the greatest number of “for” votes cast at the Annual Meeting, in person or by proxy, will be elected.
** “Majority” means a majority of the votes cast at the Annual Meeting on the particular matter.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and Proxy Statement and any accompanying document have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I attend the Annual Meeting?

A:
You can attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://edge.media-server.com/mmc/p/3fiotaf5. You must use the passcode “tpg2026” in order to access the Annual Meeting. Online access to the webcast will open 60 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the webcast in advance of the designated start time.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from stockholders participating on the webcast.

Q:	Why did I not receive my proxy materials in the mail?

A:
As permitted by rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about March 16, 2026, we mailed to stockholders of record, as of the close of business on the Record Date, the Notice containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access the Proxy Statement and Annual Report and how you may submit your proxy.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q:	Will there be any other items of business on the agenda?

A:	We do not know of any other matter that may be brought before the Annual Meeting nor do we foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to exercise all proxies with respect to such matters in accordance with their discretion.

Q:	Who has paid for this proxy solicitation?

A:
We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our executive officers or by executive officers of our external manager, AG REIT Management, LLC (our “Manager”), personally, by e-mail or by telephone without additional compensation for such activities. We have also retained D.F. King & Co., Inc. to perform proxy solicitation services at a fee estimated at $9,000, plus out of pocket expenses. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners, and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	What does it mean if I receive more than one Notice?

A:	If you receive more than one Notice, your shares are registered in more than one name or are registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2 and 3.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and “broker non-votes” treated?

A:	Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.

An abstention is the voluntary act of directing your proxy to abstain or attending the meeting in person and marking a ballot to abstain.

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “routine” proposal. All other items on this year’s ballot are considered “non-routine” proposals under NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee does not vote on a particular proposal because such broker or nominee does not receive such voting instructions and does not have the discretion to vote the shares.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes, as applicable, will have no impact on the outcome of any of the three proposals, as they are not counted as votes cast.

Q:	Can I change my vote after I have voted?

A:
Yes. You can change your vote either by:

•executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than April 26, 2026;

•voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 26, 2026;

•sending a written statement revoking your proxy card to our General Counsel provided such statement is received no later than April 26, 2026; or

•by attending the Annual Meeting, revoking your proxy and voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to TPG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel. New paper proxy cards should be sent to EQ - Automated Scanning Team / Proxy Department, c/o Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.

Q:	Can I find additional information on the Company’s website?

A:
Yes. Our website is located at www.mitt.tpg.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC. The information contained on our website is not part of, or incorporated by reference in, this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six members. Our Nominating and Corporate Governance Committee analyzes the composition of our Board each year. In connection with this review, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, nominated the following six individuals, including four directors that meet the independence standards of the NYSE, to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified: Debra Hess, T.J. Durkin, Dianne Hurley, Matthew Jozoff, M. Christian Mitchell and Nicholas Smith (each a “Nominee,” and, collectively, the “Nominees”).

All of the Nominees currently serve on the Board and were elected by the stockholders at the 2025 annual meeting of stockholders. The Board anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend, unless the Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The voting requirements for this proposal are described above in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting, including the age of each Nominee as of the date of this Proxy Statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

Debra Hess Non-Executive Chair of the Board Independent Director since 2018 Age: 61 Committees: - Audit - Compensation - Nominating and Corporate Governance (Chair)
Ms. Hess served as Chief Financial Officer of NorthStar Asset Management Group Inc. (NYSE: NSAM) (“NorthStar”) from July 2014 until January 2017, when NorthStar merged with Colony Capital, Inc. (NYSE: CLNY) (“Colony Capital”), which is now known as DigitalBridge Group, Inc. (NYSE: DBRG). Ms. Hess had also served as Chief Financial Officer of NorthStar Realty Finance Corp. (NYSE: NRF) (“NRF”) from July 2011 to January 2017, when NRF merged with Colony Capital. During her tenure at NorthStar until August 2015, Ms. Hess served as Chief Financial Officer of NorthStar’s non-traded companies. Ms. Hess also served as Interim Chief Financial Officer of NorthStar Realty Europe Corp. (NYSE: NRE) from June 2015 to November 2015. Prior to joining NorthStar, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by the Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess currently serves on the board of directors of Radian Group Inc. where she became chair of the Audit Committee in January 2022 (NYSE: RDN), and on the board of directors of CenterPoint Properties Trust where she is the chair of the Audit Committee. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration in Finance from New York University.

Due to her extensive mortgage banking, finance and real estate experience, her role as the Chief Financial Officer of various publicly traded companies in our sector, and her significant financial, accounting and compliance experience at public companies, we believe Ms. Hess should serve as a member of our Board.

T.J. Durkin Chief Executive Officer & President Director since 2018 Age: 43
Mr. Durkin joined TPG Credit in 2008 and is the Managing Partner of TPG’s Asset Based Finance business. Mr. Durkin also serves as co‐Portfolio Manager of TPG’s asset based securities portfolios, and as our Chief Executive Officer, President, and as a board member, having served in such positions since October 2022, April 2021, and 2018, respectively. Mr. Durkin began his career at Bear, Stearns & Co. where he was a Managing Director on the Non‐Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt‐A, second lien and small balance commercial. Mr. Durkin earned his Bachelor’s degree in finance from Fordham University and currently serves as a member of the school’s President’s Council. He is also a board member of VE International, a not‐for‐profit organization focused on preparing high school students for college and careers through skills learned in an entrepreneurship‐based curriculum.

Due to his vast industry experience and mortgage and structured products expertise, we believe Mr. Durkin should serve as a member of our Board.

Dianne Hurley Independent Director since 2020 Age: 63 Committees: - Audit - Compensation (Chair)
Ms. Hurley is currently the Chief Operating Officer of MonCap Holdings, LLC, a growth private equity firm. She has also been an operations, finance and human capital management c-suite consultant in the real estate, asset management and education sectors since 2015. Ms. Hurley also served as a Managing Director at Glocap Search, LLC (2022-2023), the Chief Financial and Operations Officer of Moravian Academy (2020-2022) and as the Chief Administrative Officer of A&E Real Estate, one of the largest owner/operators of multi-family real estate in New York City (2017-2020). From 2009 to 2011, Ms. Hurley served as the first Chief Operating Officer of Global Distribution in the Asset Management Division of Credit Suisse. From 2004 to 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon, a large investment management firm affiliated with TPG Capital. Ms. Hurley began her career in the real estate department of Goldman, Sachs & Co. Ms. Hurley currently serves as the chair of the Compensation Committee and member of the Audit Committee for American Healthcare REIT (NYSE:AHR). She has also previously served as an independent director of an additional three public companies within the real estate industry. Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale University.

Due to her extensive financial and real estate experience, as well as her experience as a director for several other public companies within the real estate industry, we believe Ms. Hurley should serve as a member of our Board.

Matthew Jozoff Independent Director since 2022 Age: 60 Committees: - Compensation - Nominating and Corporate Governance
Mr. Jozoff is currently Co-Chief Executive Officer, Portfolio Manager and Partner of Trevally Capital, an asset management and advisory firm. Before joining Trevally Capital, Mr. Jozoff served as a Managing Director at Radkl, a quantitative trading firm for digital assets and cryptocurrencies, from 2021 to 2023. Prior to joining Radkl, Mr. Jozoff served in various positions at JPMorgan Chase & Co., including as a Managing Director and Co-Head of Fixed Income, Currencies, Commodities and Index Research (2019-2021), Head of Rates and Securitized Products Research (2013-2019), and Head of Mortgage/Securitized Products Research (2006-2013). Prior to joining J.P. Morgan, Mr. Jozoff worked at Goldman Sachs & Co. as a Vice President and Head of Mortgage Strategy from 1997 to 2006 and at Lehman Brothers in its Mortgage Research division from 1991 to 1997. Mr. Jozoff holds a Bachelor of Arts from Princeton University and a Master of Business Administration from the University of Pennsylvania.

Due to his extensive experience in the mortgage origination, fixed income and finance industries, we believe Mr. Jozoff should serve as a member of our Board.

M. Christian Mitchell Independent Director since 2023 Age: 71 Committees: - Audit (Chair) - Nominating and Corporate Governance
Mr. Mitchell retired from Deloitte & Touche LLP in 2003, where he was the national managing partner of the mortgage banking and finance companies practice. During his 26 year career at Deloitte, he also served as regional managing partner for various practices including audit, enterprise risk services and financial services. He was also a founding board member of Deloitte Consulting USA. Mr. Mitchell serves as a member of the board of directors and a senior advisor for Marshall & Stevens, a national valuation and financial advisory firm. He is also a director of Columbia Banking System, Inc. (NASDAQ: COLB), a Tacoma, Washington-based bank holding company, Parsons Corporation (NYSE: PSN), a Chantilly, Virginia-based provider of technology-driven solutions in the defense, intelligence and critical infrastructure markets, and a member of the Board of Visitors for the Culverhouse College of Business at the University of Alabama. Mr. Mitchell previously served on the board of directors of Western Asset Mortgage Capital Corporation (NYSE: WMC) from 2012 until it was acquired by the Company in 2023, as well as a director of numerous public, private equity-backed, and private companies, including PS Business Parks, Inc. from 2021 to 2022 and Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) from 2018 until its acquisition by Columbia Banking System, Inc. in 2025. Additionally, Mr. Mitchell served as a board member of Huntington Health, a non-for-profit Cedars Sinai-affiliated hospital in Pasadena, California from 2018 to 2025, and as an adjunct professor of accounting at the University of Redlands. He is the chairman emeritus of the National Association of Corporate Directors ("NACD"), Pacific Southwest, and was a member of the national board of NACD from 2017 to 2019. Mr. Mitchell holds a Bachelor of Science from the University of Alabama. In 2011 and 2012, Mr. Mitchell was named "one of the 100 most influential people in corporate governance" by Directorship magazine.

Due to his extensive experience in the real estate and mortgage industry, his professional and educational background in accounting and finance, and his previous experience serving on boards of directors, we believe Mr. Mitchell should serve as a member of our Board.

Nicholas Smith Chief Investment Officer Director since 2022 Age: 45
Mr. Smith joined TPG Credit in 2021 and is a Business Unit Partner in the Asset Based Finance team and the head of the strategy’s Residential Whole Loan Business. Mr. Smith has served as our Chief Investment Officer since April 2021 and as a member of our Board of Directors since October 2022. Mr. Smith also serves as a board member of Arc Home LLC, a mortgage originator and GSE licensed servicer owned by the Company and certain affiliates of TPG. Mr. Smith has also served as a board member of the Structured Finance Association since December 2024. Prior to joining TPG Credit, Mr. Smith was a Managing Director at Bank of America Securities, where he was the Non-Agency RMBS and ABS Trading Desk Head. During his tenure at Bank of America Securities, Mr. Smith was instrumental in developing the Whole Loan Purchase Program along with the disposition of Credit Sensitive Loans for the Legacy Assets and Servicing Group. Prior to working at Bank of America, Mr. Smith worked at Guggenheim Capital Markets and Bear, Stearns & Co. in various trading, banking and structuring roles. Mr. Smith holds a Bachelor’s degree in Mathematical Economics from Colgate University.

Due to his deep expertise in residential mortgage origination, trading, underwriting and lending, and extensive industry experience, we believe Mr. Smith should serve as a member of our Board.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company, other than T.J. Durkin (our Chief

Executive Officer and President) and Nicholas Smith (our Chief Investment Officer), who serve as members of our Board in addition to their roles as executive officers. For biographical information regarding Messrs. Durkin and Smith, see “Information Regarding Director Nominees” above. All of our executive officers serve at the discretion of the Board. In addition, all of our executive officers are employed by an affiliate of TPG Inc. (NASDAQ: TPG) (“TPG”), a leading global alternative asset management firm and an affiliate of our Manager, in various executive, managerial and administrative positions. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions.

Anthony Rossiello Chief Financial Officer and Treasurer Age: 38	Mr. Rossiello was appointed as our Chief Financial Officer and Treasurer, and as a Managing Director at TPG, in January 2021. In this position, Mr. Rossiello also serves as our Principal Financial and Accounting Officer. Mr. Rossiello has previously served as our Controller and interim Principal Accounting Officer during 2020. Prior to joining TPG in 2020, Mr. Rossiello began his career at Ernst & Young LLP where he was a Senior Manager in the Banking and Capital Markets practice primarily focusing on providing client services to publicly traded companies within the banking and mortgage REIT industry as well as working with private companies within the mortgage origination and servicing industry. Mr. Rossiello holds a Bachelor of Science in Accounting from the State University of New York at Albany and is a Certified Public Accountant.

Jenny B. Neslin General Counsel and Secretary Age: 43
Ms. Neslin has served as our General Counsel and Secretary since April 2021. Ms. Neslin is a Managing Director and General Counsel, Registered Funds, at TPG and also serves as General Counsel and Secretary of TPG Twin Brook Capital Income Fund (“TCAP”) and TPG Private Equity Opportunities, L.P., positions she has held since February 2022 and February 2025, respectively, as well as having previously served in such roles for TCAP's predecessors since November 2021. In addition, she served as Interim Chief Compliance Officer of TCAP from October 2023 to March 2025. Prior to joining the Company and TPG in April 2021, Ms. Neslin was Managing Director and Deputy General Counsel at Colony Capital, which is now known as DigitalBridge Group, Inc. (NYSE: DBRG). At Colony Capital, Ms. Neslin was responsible for legal oversight of Colony Capital’s capital markets activities (including public and private equity and debt offerings), ongoing disclosure and reporting obligations under U.S. federal securities laws and corporate governance matters. Prior to joining a Colony Capital predecessor in July 2013 as Associate General Counsel, Ms. Neslin was an associate in the Capital Markets group at Clifford Chance US LLP, where she primarily advised REITs and investment banks in public and private capital markets transactions. Ms. Neslin holds a Bachelor of Music in Music Business from New York University and a Juris Doctor from Benjamin N. Cardozo School of Law at Yeshiva University.

Andrew Parks Chief Risk Officer Age: 53	Mr. Parks joined TPG in August 2009 as Chief Risk Officer and has served as our Chief Risk Officer since our IPO in July 2011. Before joining TPG, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra-high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore LLP in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a Bachelor of Arts from Tulane University and a Juris Doctor from The University of Texas School of Law.

CORPORATE GOVERNANCE

Board and Committees

Our Manager manages our day-to-day operations, subject to the supervision and oversight of our Board. Our Manager has delegated to Angelo, Gordon & Co., L.P., an affiliate of TPG, the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. Members of our Board are kept informed of our business through discussions with our and our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. A majority of the members of our Board are “independent,” as determined in accordance with the requirements of the NYSE and the regulations of the SEC. Our independent directors meet in executive sessions without the presence of our executive officers or non-independent directors.

Our Board has formed an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) and has adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the Audit Committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as it relates to the Compensation Committee, Rule 10C-1(b)(1)(ii) promulgated under the Exchange Act. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 promulgated under the Exchange Act, non-employee directors.

Board Composition and Refreshment

Our Board recognizes the importance of having the right mix of skills, expertise and experience and regularly reviews its capabilities. Our Board is also committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. Since 2020, our Board has been at least 1/3 female. In addition to gender diversity, we believe that our Board nominees represent diverse views, experiences and backgrounds.

Our Board further recognizes the importance of refreshment. In 2022, two new directors with substantial mortgage origination and securitization experience - Matthew Jozoff, an independent director, and Nicholas Smith, our Chief Investment Officer - were elected to our Board. In addition, our Board nominees include one director from the WMC acquisition completed in December 2023 - M. Christian Mitchell, an independent director - who brings legacy knowledge regarding WMC's assets as well as significant real estate/mortgage industry, financial and directorship experience. As a result, our Board of Directors has an average tenure of 5.1 years.

Board Leadership

Our business is conducted day-to-day by our executive officers and our Manager, under the direction of our Chief Executive Officer and the oversight of our Board, to enhance long-term value for our stockholders. Our Board is elected by our stockholders on an annual basis to oversee our executive officers and our Manager.

The Board annually appoints a chair of the board, who may or may not be our Chief Executive Officer. We currently separate the Chair of the Board and Chief Executive Officer roles. As Non-Executive Chair of the Board, Debra Hess presides over all meetings of the Board (including executive sessions of the independent directors) and stockholders, consults with the Chief Executive Officer and the Board committee chairs in establishing the agenda for Board and Board committee meetings, and acts as a liaison between the outside directors and management (including the Chief Executive Officer), and among independent directors. In addition, Ms. Hess serves as the focal point of communication to the Board regarding management plans and initiatives, ensures that the role between Board oversight and management operations is respected, and performs such other duties as the Board requires from time to time.

At present, our Board believes that the separation of the Chair and Chief Executive Officer roles, while not required, fosters clear accountability and enhances the Board’s oversight of and independence from management, as well as assists the Board’s ability to carry out its roles and responsibilities on behalf of stockholders. The Board also believes that the current leadership structure fosters effective decision-making and alignment on corporate strategy. In addition, the Board believes that separation of the Chair of the Board and Chief Executive Officer roles strengthens risk management and allows our Chief Executive Officer to focus more of his time and energy on day-to-day management and operations of the business.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that there is no single, generally accepted approach to providing board leadership, and the right board leadership structure may vary as circumstances warrant. Consistent with this belief, our independent directors consider the board’s leadership structure on an annual basis.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees, must be “independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has affirmatively determined each of the following director nominees satisfies the bright-line independence criteria of the NYSE and none of them has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Debra Hess, Dianne Hurley, Matthew Jozoff and M. Christian Mitchell. Therefore, we believe that all of these nominees, who constitute a majority of our Board nominees, are independent under the NYSE rules.

The Nominating and Corporate Governance Committee has adopted limits on the number of public company boards on which our independent directors may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the Board, our independent directors may not serve on more than four public company boards, which number includes service on our Board. The Company does not limit the number of not-for-profit boards on which our independent directors may serve.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, facilitates candid and open communications and provides an efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may engage the services of third-party search firms to assist in identifying or evaluating director candidates.

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee will consider recommendations for board membership by stockholders. These recommendations should be submitted in writing in accordance with the procedures described herein under “—Communication with the Board and Independent Directors” and “Other Matters—Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and of each committee and conducts an annual assessment of each independent director. The Nominating and Corporate Governance Committee also identifies any area in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate contributes to the overall diversity of the Board. Candidates are also evaluated on their understanding of our business, experience, and willingness to devote adequate time to carrying out their duties, among other things. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background of the members of the Board to assure the Board has the necessary composition to effectively perform its oversight function.

While we do not have a formal policy about diversity, our Board is committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of directors that reflects a mix of different viewpoints, professional experience, education, skills and other personal qualities and attributes that can best facilitate the success of the Company’s business and can represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

Corporate Governance Guidelines

Our Board has also adopted corporate governance guidelines, which are available in the “Governance - Committee Composition” section of our website, www.mitt.tpg.com. These guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board; director responsibilities; board committees; director access to executive officers, the Manager and independent advisors; director compensation; and regular evaluations of the performance of the Board.

Retirement Policy

The Board believes that 75 years of age is an appropriate retirement age for directors. Directors generally will not be nominated for reelection at any annual stockholders meeting following their 75th birthday. However, the Board may determine to waive this policy in individual cases.

Clawback Policy

The Compensation Committee adopted a clawback policy on recovery of incentive compensation (the “Clawback Policy”), effective December 1, 2023, in accordance with Rule 10D-1 of the Exchange Act (“Rule 10D-1”) and the NYSE and Nasdaq Stock Market’s listing standards. The Clawback Policy applies to current and former executive officers of the Company as defined in Rule 10D-1 and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its former and current executive officers on or after October 2, 2023. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to our executive officers and directors as well as the employees, executive officers and directors of our affiliates who provide us services (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	the protection of Company assets, including corporate opportunities and confidential information;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.
Any waiver of the Code of Ethics may be made only by our Board or one of our board committees. The Code of Ethics is posted in the “Governance — Committee Composition” section of our website, www.mitt.tpg.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our website.

Insider Trading Policy

Our Board has adopted an insider trading policy (the “Insider Trading Policy”), which contains policies and procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers or other employees. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Stockholder Outreach

We are committed to effective corporate governance and value the views of our stockholders. Throughout the year, our senior management team maintains a regular dialogue with investors to gain their perspectives on current governance and related issues, with a view toward addressing any questions or concerns. The feedback and insight obtained from this outreach, in addition to emerging best practices, policies at other companies and other market standards, are considered and evaluated by the Board and our senior management team.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our risk management policies and practices. Our executive officers, including our Chief Risk Officer, who are responsible for our day-to-day risk management practices, regularly present to the Board on our overall risk profile and the processes by which such risks are mitigated. Our Manager also regularly reports to the Board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our Board that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are understood and addressed.

Cybersecurity

Cybersecurity is a growing risk for companies. The Company’s business is highly dependent on the communications and information systems of our Manager, its affiliates and third-party service providers. Our Manager is an affiliate of TPG, a leading global alternative asset management firm. We, in conjunction with our Manager and its affiliates, have adopted processes designed to identify, assess and manage material risks from cybersecurity threats. Our Board holds oversight responsibility over the Company’s strategy and risk management, including material risks related to cybersecurity threats. This oversight is executed directly by the Board and through its committees. The Board regularly engages in discussions with management regarding the Company's risk assessment and risk management policies. In addition, our Audit Committee oversees the management of systemic risks, including cybersecurity, in accordance with its charter.

Our Board, including the Audit Committee, is briefed on our Manager’s information security program and cybersecurity risks at least once each year and as needed in connection with any potentially material cybersecurity incidents. TPG's Chief Information Security Officer reports at least annually to our Board, including the Audit Committee, and such report may address overall assessment of the Company’s compliance with this and other cybersecurity policies, including topics such as risk assessment, risk management and control decisions, service provider arrangements, test results, security incidents and responses, and recommendations for changes and updates to policies and procedures. Additional information about our cybersecurity risk management and governance can be found in Item 1C. “Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2025.

Board Meetings and Annual Meeting of Stockholders

The Board held ten meetings (including regularly scheduled and special meetings) in 2025, and each director who was a director in 2025 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

We have a policy that directors attend each annual meeting of stockholders. All of our directors serving in May 2025 attended the 2025 annual meeting of stockholders. The independent directors have the opportunity to meet in executive session at least once per quarter during a regularly scheduled board meeting without management. During 2025, Debra Hess, who served as our Non-Executive Chair of the Board, presided at the executive sessions of the independent directors.

Committee Membership

The current committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The table below provides current Board committee membership information and information regarding the number of meetings held in 2025.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess*	M, E	M	C
Dianne Hurley	M, E	C	—
Matthew Jozoff	—	M	M
M. Christian Mitchell	C, E	—	M
Number of Meetings Held in 2025	4	4	5
*Non-Executive Chair of the Board
M - Member           C - Chair             E - Audit Committee Financial Expert

Board Committees

Below is a description of each committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a charter, which is available at our website at www.mitt.tpg.com under the heading “Governance – Committee Composition.”

Audit Committee

Our Audit Committee consists of Mr. Mitchell and Mses. Hess and Hurley, each of whom is an independent director and “financially literate” under the rules of the NYSE. Mr. Mitchell chairs our Audit Committee and each of Mses. Hurley, Hess and Mr. Mitchell are audit committee financial experts, as that term is defined by the SEC. Our Audit Committee assists the Board in overseeing:

•our internal controls over financial reporting;

•our accounting and financial reporting processes;

•the integrity and audits of our consolidated financial statements;

•our compliance with legal and regulatory requirements;

•our information technology security program;

•the qualifications and independence of our independent auditors; and

•the performance of our independent and internal auditors.

Our Audit Committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal controls over financial reporting.

Compensation Committee

Our Compensation Committee consists of Mses. Hurley and Hess and Mr. Jozoff, each of whom is an independent director under the rules of the NYSE. Ms. Hurley chairs our Compensation Committee. The responsibilities of our Compensation Committee include evaluating the performance of our executive officers; reviewing the compensation payable by us, if any, to our executive officers; evaluating the performance of our Manager; reviewing the equity compensation and fees payable to our Manager under the management agreement; administering our equity incentive plans and any other compensation plans, policies and programs; discharging our Board’s responsibilities relating to compensation payable to our independent directors; and reviewing and recommending to the Board compensation plans, policies and programs.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Hess and Messrs. Jozoff and Mitchell, each of whom is an independent director under the rules of the NYSE. Ms. Hess chairs our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our Board the appointment of each of our executive officers. It also periodically prepares and submits to our Board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board the nominees for each committee of the Board. In addition, the committee annually conducts an evaluation of the performance of our Board, both individually and collectively.

Other Committees

Our Board may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors require that each director acquire and maintain a minimum number of shares equal to four times the basic annual cash retainer payable to non-employee directors within four years of becoming subject to the guidelines. From time to time, the Nominating and Corporate Governance Committee of the Board will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate. All of our directors are either currently in compliance with the minimum share ownership guidelines or are still within the four-year grace period for compliance.

Our minimum share ownership guidelines for executive officers require that our Chief Executive Officer, President, Chief Investment Officer and Chief Financial Officer acquire and maintain a minimum equity investment in the company of 5,000 shares of our common stock. Any executive officer elected to an office subject to the minimum share ownership guidelines after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time, the Nominating and Corporate Governance Committee of the Board will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. All of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of TPG Mortgage Investment Trust, Inc. Securities applies to each of our directors and executive officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars or exchange funds.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists solely of the following independent, non-employee directors: Mses. Hess and Hurley and Mr. Jozoff. None of the members of our Compensation Committee, nor any prospective member of our Compensation Committee, is or has been an employee or officer of us or any of our affiliates. During 2025, none of the Company's executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the Compensation Committee or Board.

Communication with the Board and Independent Directors

Our Board or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors
TPG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, provides a confidential, candid, and efficient method of relaying any interested party’s concerns or comments. Our Non-Executive Chair of the Board is Ms. Hess. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors
TPG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

The Company does not screen mail except when warranted for security purposes, and all correspondence will be forwarded to our Board, any specified committee or individual directors as specified in the correspondence.

Corporate Social Responsibility

We are a residential mortgage REIT externally managed by our Manager, an affiliate of TPG, a leading global alternative asset management firm. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our Board. Our executive officers are TPG professionals who are employed by affiliates of our Manager. Accordingly, many of the corporate responsibility initiatives undertaken by TPG impact our business and the commercial decisions made on our behalf by employees of affiliates of our Manager.

Responsible Investing at TPG

When financially material, TPG seeks to integrate sustainability factors into its investment process and operating philosophy to aid in business and financial risk mitigation and value creation. Ultimately, TPG’s and its investment professionals determine what they believe to be material, and sustainability considerations are never independent factors in our investment decisions; rather, such factors are considered in the context of what we believe will advance the value of an investment during the relevant holding period. TPG’s goal is to identify and evaluate financially material, investment-specific sustainability risks and performance factors to be considered in the investment decision-making and monitoring processes to ultimately help drive long-term value for its investors and shareholders in accordance with its fiduciary duties. The approach is customized to particular strategies and investment opportunities at TPG, as risks that are relevant or material to one strategy or investment may not be for another. TPG does not apply categorical industry or other investment restrictions across its strategies, including that of our Company, nor does it apply universal sustainability targets or mandates across its investments or portfolio companies.

Governance

We are committed to good corporate governance practices that strengthen alignment of interests with our stockholders. We have adopted and adhere to a Code of Business Conduct and Ethics covering, among other things, compliance with laws, rules and regulations, avoidance and management of conflicts of interest, strict prohibitions against insider trading (which are also subject to a separate policy), usurping corporate opportunities, and discrimination and harassment, in addition to general provisions ensuring that employees act honestly and ethically. As an extension of these policies, we maintain a whistleblower / ethics hotline with anonymous reporting options. This code is applicable to our directors and to all employees of TPG and its affiliates who provide services to us, including our officers.

Further examples of our strong governance framework include (assuming all of our nominees are elected at the Annual Meeting):

•2/3 of our Board members are independent and our Board has an independent, Non-Executive Chair;
•1/3 of our Board members are female;
•We are committed to Board refreshment (5.1 years average director tenure);
•Shares received as director compensation are subject to a lock-up for the duration of such director's tenure;
•Established common stock ownership minimums, with a policy prohibiting pledging or hedging;

•We do not have a classified board and we hold annual elections of directors;
•Adopted Corporate Governance Guidelines & Code of Business Conduct and Ethics;
•Our Board and each committee conduct annual self-assessments;
•Our Board committees are comprised solely of independent directors; and
•Regular meetings of independent directors without management and with independent auditors.

Community Engagement

TPG strives to invest in its local communities and engage its people and other stakeholders in making a meaningful impact, whether through charitable donations or volunteer time. The firm hosts a wide range of volunteering opportunities, including serving meals at local shelters, mentoring local students, and building and coordinating delivery of care packages to U.S. troops. Additionally, TPG participates in corporate sponsorships and partnerships and offers a donation matching program.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s charter, the Audit Committee is responsible for the appointment, retention, termination, evaluation, compensation and oversight of the Company’s independent auditor. In fulfilling this responsibility, the Audit Committee evaluates and monitors the auditor’s qualifications, performance and independence and reviews and evaluates the lead audit partner. The Audit Committee also approves all audit and non-audit engagement fees and terms associated with the retention of the independent auditors.

The Audit Committee of our Board has appointed the accounting firm of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026, and recommended the ratification of this appointment by our stockholders. Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, stockholders are being asked to ratify this appointment at the Annual Meeting as a matter of good corporate governance. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 15, 2024 and is considered by our management to be well qualified.

We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be advisable and in the best interest of the Company.

RECOMMENDATION OF THE BOARD:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The voting requirements for this proposal are described above in the “General Information About The Annual Meeting And Voting” section of this Proxy Statement.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by our independent registered public accounting firm for professional services rendered for the fiscal years ended December 31, 2025 and 2024:

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$791,315	$822,722
Audit-Related Fees(2)	50,000	—
Tax Fees(3)	—	—
All Other Fees(4)	250,000	150,000
Total	$1,091,315	$972,722
 (1) “Audit Fees” consist of fees and related expenses for professional services rendered in connection with the audits of our consolidated financial statements performed by our independent registered public accounting firm. Audit Fees include fees related to the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and the issuance of consents and comfort letters related to debt and equity offerings or registration statements. In 2025, fees and expenses related to the issuance of consents included in the total Audit Fees was $45,000. In 2024, fees and expenses related to the issuance of comfort letters included in the total Audit Fees was $50,000.
(2) “Audit-Related Fees” consist of fees and related expenses for professional services rendered in connection with the audit of the acquisition of additional interests in Arc Home.
(3) “Tax Fees” consist of fees and related expenses for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
(4) “All Other Fees” consist of fees related to agreed upon procedures performed in connection with securitization transactions.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee in accordance with the terms of the Audit Committee’s charter. In addition, our Audit Committee has established a pre-approval policy pursuant to which a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved, subject to an aggregate maximum fee established annually and payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The audit committee (the “Audit Committee”) of the board of directors (the “Board”) of TPG Mortgage Investment Trust, Inc. (the “Company”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of three directors, each of whom is independent and “financially literate” under the rules of the NYSE. The Board has determined that each of Ms. Hess, Ms. Hurley and Mr. Mitchell is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee has the duties and powers described in its written charter adopted by the Board on February 26, 2020. A copy of the charter is available on the Company's website at www.mitt.tpg.com.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”), is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2025, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received and reviewed the written communications from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding Deloitte & Touche's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Company’s Audit Committee charter, the Audit Committee recommended to the Board (and the Board approved) the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

By the Audit Committee

M. Christian Mitchell (Chair)
Debra Hess
Dianne Hurley

PROPOSAL 3: APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

Taking into consideration the recommendation of the stockholders in 2024, our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the Compensation Committee, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders. In the event there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by our Manager, pursuant to the management agreement between our Manager and us. Our Manager has delegated to TPG the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. In 2025, we did not have any employees whom we compensated directly with salary, other cash compensation or stock-based compensation, except for certain equity grants made to certain of our named executive officers as further described under the heading “Executive Compensation—Compensation in 2024—2024 Equity Grants.” A portion of our named executive officers’ compensation was paid out of funds from management fees we pay to our Manager and the expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2025 were:

Name	Title
T.J. Durkin	Chief Executive Officer and President
Anthony Rossiello	Chief Financial Officer and Treasurer
Nicholas Smith	Chief Investment Officer
Andrew Parks	Chief Risk Officer
Jenny B. Neslin	General Counsel and Secretary

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager or an affiliate of our Manager, do not receive cash compensation from us. Instead, our executive officers are compensated by our Manager or an affiliate of our Manager, in part, with the management fee we pay to our Manager and with the expense reimbursement we provide to our Manager related to compensation. The management agreement provides for our reimbursement to the Manager of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time those individuals spent on our affairs or another agreed upon methodology fair to the Company. We do not determine the compensation payable to personnel, including our executive officers, by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or its affiliates. Accordingly, we do not pay or accrue any salary or bonus for our executive officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options, restricted stock units or other types of awards to our Manager or to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals.

Notwithstanding the foregoing, following the execution of an amendment to our management agreement in November 2021 related to the incentive fee, the Compensation Committee no longer expects to continue its historical practice of making periodic equity grants to the Manager pursuant to the Company's 2021 manager equity incentive plan.

We believe our equity-based compensation policies are particularly appropriate since we are an externally managed REIT. Pursuant to REIT qualification requirements, we must generally pay at least 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) to stockholders as dividends.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

To further align the interests of management and our stockholders, TPG, an affiliate of our Manager, may, in its discretion, grant to its employees separate awards of shares of our common stock that TPG and its affiliates acquired or received from us. TPG did not grant any shares of our common stock in connection with 2025 bonus compensation. As of the date of this proxy statement, TPG holds 288,290 shares of our common stock that may be granted to its employees, including our executive officers.

Compensation in 2025

We did not pay any compensation of any kind to our named executive officers during the year ended December 31, 2025. We do not provide any of our executive officers with any cash compensation, pension benefits or non-qualified deferred compensation plans. The compensation that we reimbursed to our Manager for our allocable share of the 2025 compensation of our Chief Financial Officer, Chief Risk Officer and General Counsel is discussed in this Proxy Statement in “Other Matters – Certain Relationships and Related Transactions – Management Agreement.”

For 2025, the named executive officers as a group received aggregate salaries of $0.5 million and aggregate performance-based incentive bonuses for 2025 of $4.3 million from the Manager, based on the percentage of time such officers spent managing affairs of the Company. These amounts collectively represent 52% of the aggregate management fees the Company paid to the Manager during 2025. On an aggregated basis, based on the percentage of time the named executive officers spent managing affairs of the Company, such officers received 11.1% of their total compensation in the form of base salaries and the remaining 88.9% in the form of performance-based incentive bonuses.

Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager and its affiliates will take into account factors such as the individual’s position, his or her contribution to our Company and market practices. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2025.

2025 Equity Incentive Plan

Our stockholders approved our 2025 Equity Incentive Plan (the “Plan”) at the last annual meeting of the stockholders. However, no equity awards were granted to our named executive officers under the Plan or any other plan during 2025.

Summary Compensation Table

Our named executive officers are not our employees and, other than the 2024 Equity Awards (as defined below), are not paid compensation by us. Other than the 2024 Equity Awards, we have not paid any compensation to our named executive officers for the years ended December 31, 2023, December 31, 2024 or December 31, 2025. As a result, the following table provides compensation information solely related to the 2024 Equity Grants granted by our Compensation Committee to our Chief Financial Officer and Treasurer and our General Counsel and Secretary for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T.J. Durkin(2) Chief Executive Officer and President	2025	—	—	—	—	—	—	—
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—

Anthony W. Rossiello Chief Financial Officer & Treasurer	2025	—	—	—	—	—	—	—
	2024	—	—	$347,500	—	—	—	$347,500
	2023	—	—	—	—	—	—	—

Jenny B. Neslin General Counsel & Secretary	2025	—	—	—	—	—	—	—
	2024	—	—	$347,500	—	—	—	$347,500
	2023	—	—	—	—	—	—	—
(1)Amounts reported in this column represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value for the awards granted in 2024 (the “2024 Equity Awards”) was calculated based on the number of shares subject to the award multiplied by the closing price on the date of grant. There were no awards granted to our named executive officers in 2025 or 2023.
(2)The Company’s Chief Executive Officer has not been paid compensation by us; however, Mr. Durkin, as the Company’s principal executive officer, is included in the table as required by Item 402(n) of Regulation S-K.

Grants of Plan Based Awards in 2025

We did not grant any shares of restricted stock, options, restricted stock units or other incentive compensation to our named executive officers during the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the 2024 Equity Grants, which represents all outstanding equity-based awards made by us to our named executive officers and held as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
T.J. Durkin(3)	—	—
Anthony W. Rossiello	50,000	$426,000
Jenny B. Neslin	50,000	$426,000
(1)This column reflects the number of unvested restricted shares of common stock granted by us pursuant to our 2020 Equity Incentive Plan and held by each named executive officer on December 31, 2025. These restricted shares of common stock are generally scheduled to vest ratably in three annual installments beginning on January 13, 2026.
(2)Market value is based on the closing price of our common stock on December 31, 2025 (the last trading day of 2025) of $8.52 per share.
(3)The Company’s Chief Executive Officer has not been paid compensation by us; however, Mr. Durkin, as the Company’s principal executive officer, is included in the table as required by Item 402(n) or Regulation S-K.

Options Exercised and Stock Vested

As of December 31, 2025, we had not issued any outstanding options to purchase shares of common stock to any of our named executive officers. No option to purchase shares of our common stock or restricted shares of common stock granted by the Company to any of our named executive officers vested in 2025.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment

We do not have any employment agreement with any of our named executive officers and are not obligated to make any payment to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control. However, pursuant to the form restricted stock award agreements used for the 2024 Equity Awards, shares of restricted stock fully vest upon (i) the grantee’s death or “disability” (as defined in the 2020 Equity Incentive Plan), (ii) a “Qualifying Manager Termination” (as defined in the 2020 Equity Incentive Plan), and (iii) unless the award is substituted or assumed by the surviving entity, a “change in control” (as defined in the 2020 Equity Incentive Plan) (each of (i), (ii) and (iii), a “Vesting Event”). Assuming that a Vesting Event had occurred on December 31, 2025, the value for each of our named executive officers of the number of the restricted shares of common stock granted by us pursuant to our 2020 Equity Incentive Plan that would be eligible for the accelerated vesting described in this paragraph is the value reported above in the “Outstanding Equity Awards at Fiscal Year End” table.

Pay Versus Performance*

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2025 and 2024. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and average for our other non-PEO NEOs as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2025 and 2024.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers	Value of initial fixed $100 investment based on: Total stockholder return(2)	Net income(4)
2025	—	—	—	$46,750(3)	126.9%	$48,668,000
2024	—	—	$173,750(1)	$166,250(3)	58.7%	$55,737,000
*As previously noted, the Summary Compensation Table totals include only the amounts of compensation that were paid by us, which was solely limited to the 2024 Equity Awards to certain non-PEO named executive officers in the year ended December 31, 2024. As such, the table only includes the grant date fair value of the 2024 Equity Awards.
(1)The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of our Summary Compensation Table in each applicable year. Non-PEO NEOs for each applicable year are Nicholas Smith, Anthony W. Rossiello, Andrew Parks and Jenny B. Neslin. Neither Mr. Smith nor Mr. Parks received any compensation from us. Mr. Rossiello and Ms. Neslin did not receive any compensation from us other than the 2024 Equity Awards as described above.
(2)Total Stockholder Return assumes $100 invested at December 31, 2022.
(3)The amounts reported represent the amounts of “average compensation actually paid” to our non-PEO named executive officers, as calculated in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K the following adjustments were made to our non-PEO’s compensation as reported in the Summary Compensation Table for the years ended December 31, 2025 and 2024:

Average of Non-PEO NEOs	2025	2024
Summary Compensation Table (“SCT”) Total	$—	$173,750
Deduction of SCT Stock Awards	—	(173,750)
Add (Subtract):
Year End Fair Value of Unvested Stock Awards	—	166,250
Year End Change In Fair Value of Prior Year Unvested Stock Awards	46,750	—
Change in Fair Value of Prior Year Stock Awards	—	—
Fair Value of Stock Awards Forfeited	—	—
Value of Dividends on Unvested Stock Awards	—	—
Compensation Actually Paid	$46,750	$166,250
(4)The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year (rounded to the nearest thousand).

Relationship Between Pay and Performance

The relationship between the “compensation actually paid” (“CAP,” as calculated pursuant to Item 402(v)(2) of Regulation S-K) to our PEO and to non-PEO NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2025 and 2024 is described as follows:

We did not pay any compensation to our PEO or Non-PEO NEOs in 2025. We did not pay any compensation to our PEO in 2024. From 2024 to 2025, the average CAP to our Non-PEO NEOs decreased by approximately 72% from $166,250 to $46,750, which is due to the 2024 Equity Grants awarded to Mr. Rossiello and Ms. Neslin. From 2024 to 2025, the Company’s TSR increased by approximately 116% from 58.7% to 126.9%, based on an investment of $100 in the Company’s common stock on the last trading day of the fiscal year 2024 to 2025, and our net income decreased by approximately 13%, from $55,737,000 to $48,668,000.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any kind to our named executive officers and did not have any employees during the year ended December 31, 2025. Therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. We believe this management fee structure helps guard against our Manager making higher risk investments to achieve higher management fees as might be the case if the management fee was based on total assets or returns on investments. In addition, our Manager has the ability to earn an incentive fee that is based, in large part, upon our achievement of targeted levels of adjusted net income, as calculated in accordance with the management agreement and as described in “Other Matters - Certain Relationships and Related Transactions - Management Agreement” below. The incentive fee is computed and paid annually generally on adjusted net income that includes unrealized gains driven by mark-to-market increases on investments. The incentive fee is payable in cash or, at the Board's option, in shares of our common stock or a combination of cash and shares. We have designed our compensation policy in an effort to provide the proper incentives to our executive officers and our Manager to maximize our performance in order to serve the best interests of our stockholders. Our Board monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The compensation committee (“Compensation Committee”) of the Board of Directors (the “Board”) of TPG Mortgage Investment Trust, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

By the Compensation Committee

Dianne Hurley (Chair)
Debra Hess
Matthew Jozoff

DIRECTOR COMPENSATION

Director Compensation

Our Compensation Committee is responsible for discharging our Board’s responsibilities relating to compensation payable to our non-employee directors. Our Compensation Committee annually evaluates compensation paid to our non-employee directors and may, from time to time, recommend to the full Board changes to such compensation as appropriate. Our Compensation Committee did not retain a compensation consultant in connection with establishing the compensation paid to our non-employee directors for 2025. The Company does not pay director compensation to directors who are also employees of our Manager or its affiliates (i.e., T.J. Durkin and Nicholas Smith).

Each member of our Board who is not an employee of our Manager or its affiliates received annual compensation for service as a director during 2025 as follows:

•Each non-employee director receives an annual base fee of $150,000, of which $70,000 is payable in unrestricted cash and the other $80,000 is payable in shares of restricted common stock.

•In addition, our Non-Executive Chair of the Board receives an additional annual fee of $60,000, of which $30,000 is payable in unrestricted cash and the other $30,000 is payable in shares of restricted common stock.

•In addition, the chair of our Audit Committee receives an annual fee of $25,000, and the chairs of our Compensation and Nominating and Corporate Governance Committees each receive an annual fee of $10,000.

2025 Director Compensation Table

The following table summarizes the compensation that we paid to our non-employee directors for their services in fiscal year 2025:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Debra Hess	$110,015	$109,985	$220,000
Dianne Hurley	85,103	79,993	165,096
Matthew Jozoff	70,007	79,993	150,000
Peter Linneman(3)	27,182	27,174	54,356
M. Christian Mitchell	86,514	79,993	166,507
Lisa G. Quateman(3)	23,785	27,174	50,959
(1) Amounts include cash in lieu of fractional shares relating to the portion of the annual compensation paid in stock.
(2) Amounts reflect the aggregate grant date fair value, calculated in accordance with Accounting Standards Codification (“ASC”) 718, of the stock awards granted to our non-employee directors.
(3) Did not stand for re-election at the Company’s 2025 annual meeting of stockholders.

The annual cash and equity compensation for our non-employee directors is paid quarterly in arrears. The number of shares of restricted common stock to be issued each quarter to each non-employee director is determined based on the average of the high and low prices of the Company’s common stock on the NYSE on the last trading day of each fiscal quarter. In addition, the restricted common stock issued to non-employee directors may not be sold or transferred during such director’s term of service on the Board.

Each member of our Board is also reimbursed for reasonable out-of-pocket expenses associated with service on the Board and Committee thereof and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 6, 2026, beneficial ownership of the Company’s common stock by each named executive officer, each director and director nominee, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner reported in the below table is c/o TPG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
T.J. Durkin	372,832	1.2%
Debra Hess	86,454	*
Dianne Hurley	57,231	*
Matthew Jozoff	84,430	*
M. Christian Mitchell(2)	69,981	*
Nicholas Smith	166,666	*
Anthony Rossiello	106,401	*
Jenny B. Neslin	92,360	*
Andrew Parks	—	—
All directors and executive officers as a group (9 persons)	1,036,355	3.3%
*    Represents ownership of less than one percent.
(1)    As of March 6, 2026, we had 31,735,457 shares of our common stock outstanding.
(2)    Includes 53,673 shares of common stock and 16,308 shares of vested restricted stock units.

Ownership of Common Stock by Certain Significant Stockholders

As of March 6, 2026, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(2)
BlackRock, Inc.(3)	2,441,926	7.7%
The Vanguard Group(4)	1,615,375	5.1%
(1)Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)As of March 6, 2026, we had 31,735,457 shares of our common stock outstanding.
(3)Information obtained solely by reference to the Form 13F-HR filed with the SEC on February 12, 2026 by BlackRock, Inc. (“BlackRock”). Of the reported shares, BlackRock reported that it has sole voting power for 2,400,287 shares, shared voting power for 0 shares, sole dispositive power for 2,441,926 shares and shared dispositive power for 0 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Information obtained solely by reference to the Schedule 13G filed with the SEC on January 30, 2026 by The Vanguard Group (“Vanguard”). Of the reported shares, Vanguard reported that it has sole voting power for 0 shares, shared voting power for 211,337 shares, sole dispositive power for 0 shares and shared dispositive power for 1,615,375 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Common Stock Issued in the AG Arc Acquisition

In August 2025, as consideration for acquiring additional interests in Arc Home, the Company issued an aggregate of 2,027,676 shares of our common stock (then representing approximately 6.4% of our common stock) to certain private funds managed by an affiliate of TPG (the "Holders"). Pursuant to the registration rights agreement we entered into with the Holders in connection with the acquisition, we filed an S-3 registration statement registering the resale of all the shares held by the Holders. As of the date of this Proxy Statement, the Holders no longer hold any shares of our common stock. Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”), the direct parent company of our Manager, continues to directly hold 288,290 shares of our common stock (representing approximately 0.9% of our common stock) as of the date of this Proxy Statement.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, officers and 10% stockholders were complied with during 2025, except that M. Christian Mitchell had one transaction that was inadvertently untimely filed on a Form 4.

OTHER MATTERS

Certain Relationships and Related Transactions

Our Manager is a subsidiary of TPG Angelo Gordon, which is an affiliate of TPG. Two of our current executive officers and directors (T.J. Durkin and Nicholas Smith) and all of our other executive officers are employees of TPG Angelo Gordon or its affiliates.

To avoid any actual or perceived conflict of interest with our Manager, our Board has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law, our compliance policies, and the compliance policies of TPG Angelo Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. TPG Angelo Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and TPG Angelo Gordon’s compliance with these conflicts of interest provisions.

Related Person Transaction Policy

Our Board has adopted a policy (the “Related Person Transaction Policy”) regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which (i) we or any of our subsidiaries is or are to be a participant, (ii) the amount involved exceeds one hundred twenty thousand dollars ($120,000), and (iii) a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the Related Person Transaction Policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary, in consultation with outside counsel, to the extent appropriate, would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will review, approve or ratify such transactions as appropriate. The Audit Committee will not approve or ratify a related person transaction unless it shall have determined that such transaction is in, or is not inconsistent with, our best interests and does not create a conflict of interest. If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our Related Person Transaction Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Affiliated Transactions Policy

Our Board has also adopted a policy (the “Affiliated Transactions Policy”) regarding the approval of any transaction with affiliates that are not “related persons,” as that term is defined in the Related Person Transaction Policy. The Affiliated Transactions Policy is meant to supplement the existing policies and procedures of the Related Person Transaction Policy. The Affiliated Transactions Policy applies to all transactions between TPG Angelo Gordon, or any entity or account managed by an affiliate of TPG Angelo Gordon, and us (an “Affiliated Transaction”). All Affiliated Transactions must be permitted within our investment guidelines and contractual agreements, comply with applicable law and regulations, satisfy the requirements of TPG Angelo Gordon’s cross trade policy and comply with any other requirement deemed necessary by our General Counsel. Affiliated Transactions that satisfy each of the foregoing criteria are presumed to be fair, reasonable and within the Affiliated Transactions Policy. On a quarterly basis, our management team delivers a complete list and appropriate supporting documentation of the Affiliated Transactions entered into during the quarter to the Audit Committee for its review and confirmation to the Company's independent directors.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager has delegated to TPG Angelo Gordon the overall responsibility of its day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our Board. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement.

Pursuant to the management agreement, we pay to our Manager a management fee, calculated and payable quarterly in arrears in an amount equal to 1.50% of our stockholders’ equity, as that term is defined in the management agreement, per annum. For the years ended December 31, 2025 and December 31, 2024, our Manager earned management fees of $9.3 million and $7.5 million, respectively. For the year ended December 31, 2024, our Manager agreed to waive its right to receive management fees of $1.8 million, respectively, pursuant to the Fourth Amendment.

In addition, pursuant to the management agreement, the Manager is entitled to an annual incentive fee with respect to each applicable fiscal year. The annual incentive fee with respect to each applicable fiscal year will be equal to 15% of the amount by which our cumulative adjusted net income from November 22, 2021 exceeds the cumulative hurdle amount, which represents an 8% return (cumulative, but not compounding) on an equity hurdle base consisting of the sum of (i) $341.5 million and (ii) the gross proceeds of any subsequent public or private common stock offerings by us. The annual incentive fee will be payable in cash, or, at the option of our Board, shares of our common stock or a combination of cash and shares. For the years ended December 31, 2025 and December 31, 2024, no incentive fees were earned by the Manager.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) our chief financial officer based on the percentage of time spent on our affairs, (ii) our general counsel based on the percentage of time spent on our affairs, and (iii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as executive officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the years ended December 31, 2025 and December 31, 2024, the Company recorded $7.6 million and $6.8 million, respectively, of expenses that were reimbursable to our Manager or its affiliates, of which approximately $1.6 million and $1.3 million, respectively, related to the Company’s allocable share of annual compensation reimbursed to our Manager for our Chief Financial Officer, Chief Risk Officer, and General Counsel based on the percentage of time such officers spent on the Company’s affairs. For the year ended December 31, 2024, the Manager agreed to waive its right to receive expense reimbursements of $1.1 million. There were no expense reimbursement waivers for the year ended December 31, 2025.

The initial term of the management agreement was three years. Pursuant to the management agreement (as amended from time to time), the management agreement will continue to renew automatically each year for an additional one-year period, unless the Company or the Manager exercise its respective termination rights. As of the date hereof, no event of termination has occurred. Our Manager is entitled to receive a termination fee from us should the management agreement be terminated under certain circumstances.

Transactions with Red Creek Asset Management LLC

In connection with the Company’s investments in residential mortgage loans, the Company engages asset managers to provide advisory, consultation, asset management, and other services. The Company engaged Red Creek Asset Management LLC (“Asset Manager”), an affiliate of the Manager and direct subsidiary of TPG Angelo Gordon, as the asset manager for certain of its residential mortgage loans. The Company pays the Asset Manager asset management fees which are assessed periodically by a third-party valuation firm. The fees paid by the Company to the Asset Manager totaled $2.5 million and $2.7 million for the years ended December 31, 2025 and 2024, respectively.

Transactions with Arc Home

On December 9, 2015, the Company, alongside private funds managed by TPG or its affiliates, through AG Arc, formed Arc Home. As of December 31, 2025 and 2024, the Company had an approximate 66.0% and 44.6% interest in AG Arc, respectively. Arc Home is a multi-channel licensed mortgage originator and servicer primarily engaged in the business of originating and selling residential mortgage loans while retaining the mortgage servicing rights associated with certain loans that it originates. Arc Home is led by an external management team. Our investment in Arc Home had a fair value of $50.0 million and $30.8 million as of December 31, 2025 and 2024, respectively.

On August 1, 2025, the Company purchased an additional 21.4% interest in AG Arc from certain private funds managed by an affiliate of TPG (the “Holders”). In connection with the acquisition, the Company issued 2,027,676 restricted shares of the Company’s common stock to the Holders as consideration. Pursuant to the registration rights agreement the Company entered into with the Holders in connection with the acquisition, in August 2025, the Company filed a resale shelf registration statement on Form S-3 registering the resale of all the shares held by the Holders, which was declared effective by the SEC in August 2025. As of the date of this Proxy Statement, the Holders no longer hold any shares of our common stock.

Arc Home may sell loans to the Company, third-parties, or affiliates of the Manager. The below table details the unpaid principal balance of residential mortgage loans sold to the Company during the years ended December 31, 2025 and 2024 (in thousands).

	Years Ended
	December 31, 2025		December 31, 2024
Residential mortgage loans sold by Arc Home to the Company	$137,661	432543	$432,543

The Company enters into forward purchase commitments with Arc Home whereby the Company commits to purchase residential mortgage loans from Arc Home at a particular price on a best-efforts basis. Actual loan purchases are contingent upon successful loan closings. These commitments to purchase mortgage loans are classified as derivatives. From time to time, the Company may determine that certain loans it has previously committed to purchase will be sold to third parties and, as a result, the derivative will be settled on a net basis with Arc Home. As of December 31, 2025 and 2024, the Company had committed to purchase residential mortgage loans from Arc Home with an unpaid principal balance of $0.5 million and $66.0 million, respectively.

Mortgage Acquisition Holding I LLC

On August 29, 2017, the Company, alongside private funds managed by TPG or its affiliates, formed Mortgage Acquisition Holding I LLC ("MATH") to conduct a residential mortgage investment strategy. MATH in turn sponsored the formation of Mortgage Acquisition Trust I LLC ("MATT") to purchase predominantly Non-QM Loans. MATT made an election to be treated as a REIT beginning with the 2018 tax year. The Company has an approximate 47.0% interest in MATH. MATH, through its wholly owned subsidiary MATT, only holds risk retention tranches from past securitizations which continue to pay down and the Company does not expect MATT to acquire additional investments.

Transactions under the Company's Affiliated Transaction Policy

The below table details transactions where the Company purchased or sold assets from or to an affiliate of the Manager ($ in millions). The transactions were executed in accordance with the Company's Affiliated Transaction Policy. Refer to the “Transactions with Arc Home” section above for additional information related to transactions with Arc Home, which are excluded from the table below.

Date	Transaction	Fair Value (1)	Pricing Methodology
June 2025	Purchase of Re/Non-Performing Securities (2)	$0.1	Third party pricing vendors (3)
August 2025	Purchase of AG Arc (4)	15.7	Third party pricing vendors (3)
(1)As of the transaction date.
(2)The Company purchased an additional interest in certain re/non-performing securities which are recorded within the “Investments in debt and equity of affiliates”line item on the consolidated balance sheets.
(3)Pricing was based on valuations prepared by third-party pricing vendors in accordance with the Company's policy.
(4)The Company’s Board of Directors, including its independent directors, approved the transaction and obtained a fairness opinion from a third party financial advisor. Refer to “Transactions with Arc Home” above for additional information on this transaction.

Stockholder Proposals and Nominations

Any stockholder intending to present a proposal at our 2027 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 16, 2026. To be included in the proxy statement, the proposal must comply with the requirements of Rule 14a-8 of the Exchange Act.

Pursuant to our current bylaws and to comply with universal proxy rules, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders under the advance notice provisions in our current bylaws, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2027 annual meeting of stockholders must notify us in writing of such proposal by November 16, 2026, but in no event earlier than October 17, 2026, assuming that the 2027 annual meeting is held on schedule. However, in the event that the 2027 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 120th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

Any such nomination or proposal should be sent to TPG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel, and, to the extent applicable, must include the information required by our current bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the close of business on the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or Proxy Statement, without charge, by visiting our website at http://www.mitt.tpg.com or by writing TPG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel. These materials are also available at http://www.astproxyportal.com/ast/24506. Upon request to our General Counsel, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding on your behalf. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to TPG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York, 10167, Attn: General Counsel, or contact our General Counsel via telephone at (212) 692-2000. You can also refer to our website at www.mitt.tpg.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

TPG MORTGAGE INVESTMENT TRUST, INC.

April 27, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at www.astproxyportal.com/ast/24506

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630300000000000000 0 042726

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Debra Hess
- ○ T.J. Durkin
- ○ Dianne Hurley
- ○ Matthew Jozoff
- ○ M. Christian Mitchell
- ○ Nicholas Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as the Company's registered independent public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TPG MORTGAGE INVESTMENT TRUST, INC.

Proxy for Annual Meeting of Stockholders on April 27, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T.J. Durkin and Jenny B. Neslin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of TPG Mortgage Investment Trust, Inc., to be held on Monday, April 27, 2026, at 9:00 AM Eastern Time, and any adjournments or postponements thereof. The company will be hosting the meeting virtually this year. To attend the meeting, please visit edge.media-server.com/mmc/p/3fiotaf5 (password: tpg2026).

(Continued and to be signed on the reverse side)

1.1 14475